=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
                          -----------

                           FORM SB-2
                     REGISTRATION STATEMENT
               UNDER THE SECURITIES ACT OF 1933

                       ANYTHING2SHIP INC
    (Exact name of registrant as specified in its charter)

   Delaware                 4210                    22-3642435
(State or Other        (Primary Standard)       (I.R.S. Employer
Jurisdiction of     Industrial Classification    Identification
Incorporation or         Code Number)                Number)
Organization)

                  46 Post Road East -Suite 5
                  Westport, Connecticut 06880
                        (203) 341 0172
 (Address and telephone number of principal executive offices and principal place of business)

                   Shane Henty Sutton, P.C.
              One Rockefeller Plaza - Suite 1600
                   New York, New York 10020
                        (212) 265 4600
    (Name, address and telephone number of agent for service)

       Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

       If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: |X|

       If this Form is filed to register additional securities
for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act
registration statement number of the earlier effective
registration statement for the same offering: |_|
_________________

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
|_| _________________

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
|_| _________________

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                    -----------------------

                CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                         Proposed
                          Amount        Proposed          Maximum      Amount
Title of Each Class of    to be         Maximum          Aggregate       of
Securities To Be        Registered   Offering Price  Offering Price Registration
Registered                           Per Security (1)        (1)        Fee
================================================================================
Common Stock,
$.001 par value         11,495,400         $0.20       $2,299,080         $549
================================================================================
TOTAL                   11,495,400         $0.20       $2,299,080         $549
================================================================================

-----------------
(1) Estimated solely for purposes of calculating the registration fee.

      The Registrant may amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
=============================================================


                     CROSS REFERENCE SHEET

      Cross Reference Sheet Showing Location in Prospectus of
Information Required by Items of the Form Pursuant to Rule 404(a)


               Form SB-2 Item No. and Heading            Prospectus Caption
               ------------------------------            ------------------
1.  Front of Registration Statement and Outside
Front Cover of Prospectus ......................... Facing Page of Registration
                                                    Statement; Outside Front
                                                    Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages of
Prospectus ........................................ Inside Front Cover Page of
                                                    Prospectus; Outside Back
                                                    Cover Pages of Prospectus

3.  Summary Information and Risk Factors .......... Prospectus Summary; Risk
                                                    Factors

4.  Use of Proceeds ............................... Use of Proceeds

5.  Determination of Offering Price ............... Outside Front Cover Page of
                                                    Prospectus; Risk Factors

6.  Dilution ...................................... Not Applicable

7.  Selling Security Holders ...................... Prospectus Summary; Plan of
                                                    Distribution; Selling
                                                    Stockholders

8.  Plan of Distribution Outside Front Cover Page
of Prospectus; .................................... Prospectus Summary; Plan of
                                                    Distribution; Selling
                                                    Stockholders

9.  Legal Proceedings ............................. Business

10. Directors, Executive Officers, Promoters
      and Control Persons ......................... Management

11. Security Ownership of Certain Beneficial Owners
      and Management .............................. Principal Stockholders

12. Description of Securities ..................... Description of Securities

13. Interest of Named Experts and Counsel ......... Experts; Legal Matters


14. Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities ................................ Disclosure of Commission
                                                    Position on Indemnification
                                                    for Securities Act
                                                    Liabilities

15. Organization with Last Five Years ............. Business; Certain
                                                    Transactions

16. Description of Business ....................... Business; Risk Factors

17. Management's Discussion and Analysis or Plan
      of Operation ................................ Plan of Operation

18. Description of Property ....................... Business

19. Certain Relationships and Related Transactions. Certain Transactions

20. Market for Common Equity and Related
      Stockholder Matters ......................... Outside Front Cover Page of
                                                    Prospectus Summary; Risk
                                                    Factors; Market for Common
                                                    Equity and Related
                                                    Stockholder Matters;
                                                    Description of Securities;
                                                    Plan of Distribution

21. Executive Compensation ........................ Executive Compensation;
                                                    Certain Transactions

22. Financial Statements .......................... Financial Statements

23. Changes in and Disagreements with Accountants
      on Accounting and Financial Disclosure ...... Not Applicable



                PART II   INFORMATION NOT REQUIRED IN PROSPECTUS

24. Indemnification of Directors and Officers...... Indemnification of Directors
                                                    And Officers

25. Other Expenses of Issuance and Distribution.... Other Expenses

26. Recent Sales of Unregistered Securities........ Recent Sales of Unregistered
                                                    Securities

27. Exhibits....................................... Exhibits

28. Undertakings................................... Undertakings

                          PROSPECTUS

         SUBJECT TO COMPLETION DATED August 20, 2002

                       Anything2Ship, Inc.

               11,495,400 Shares of Common Stock

      This prospectus relates to the sale of up to 11,495,400 shares of our common stock by our shareholders who are
hereinafter referred to as "Selling Stockholders."   These
shares will be offered for sale by the Selling Stockholders, from time to time, at prevailing market prices or in negotiated transactions. We will not receive any proceeds from any sales made by the Selling Stockholders but will pay the expenses of this offering which are estimated to be an aggregate of $25,029. Offering expenses include, but are not limited to, filing fees, printing expenses, legal and accounting fees and miscellaneous expenses. We are a development stage company seeking to provide an Internet enabled freight management service which will focus on the spot-buy freight marketplace. Our business will initially being launched in the United Kingdom and will subsequently expand to Europe. This is the initial registration of any of our shares.

      No public market presently exists for our common stock. We intend to seek a listing of our shares of common stock on the OTC-Bulletin Board upon the effectiveness of this registration statement.

      Investing in our common stock involves risks. You should carefully consider the matters described in "Risk Factors" beginning on page 7.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

       The date of this Prospectus is September 25, 2002

      The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       TABLE OF CONTENTS

                            PART I
                                                          Page
                                                          ----
Prospectus Summary..........................................4
Selected Financial Information..............................6
Where You Can Get More Information..........................7
Forward Looking Statements..................................7
Risk Factors................................................8
     Risks Related to Our Business..........................8
     Risks Related to Our Financial Condition..............10
     Risks Related to this Offering........................11
Use of Proceeds............................................14
Market for Our Common Stock and Related Stockholder
     Matters...............................................14
Capitalization.............................................15
Dividend Policy............................................15
Plan of Operation..........................................15
Business ..................................................16
Management.................................................20
Executive Compensation.....................................21
Security Ownership of Certain Beneficial Owners and
     Management............................................23
Selling Stockholders.......................................25
Description of Securities..................................29
Plan of Distribution.......................................32
Shares Eligible for Future Sale............................34
Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities........................35
Legal Matters..............................................35
Experts ...................................................35
Costs of Registration .....................................36
Additional Information.....................................36
Index to Consolidated Financial Statements.................38


       PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers .................39
Other Expenses of Issuance and Distribution ...............39
Recent Sales of Unregistered Securities ...................40
Exhibits ..................................................40
Undertakings ..............................................40
Signatures ................................................42

                       PROSPECTUS SUMMARY

      This summary highlights important information about our business and about this offering. A summary does not contain all the information you should consider before purchasing our common stock. In this prospectus, unless the context requires otherwise, "we" and "us" refers to Anything2Ship.


Our Business

ANYTHING2SHIP INC., (the "Company"), a development stage company, was organized in January 1997 under the laws of the State of Delaware, as MCC Catering, Inc. having the stated purpose of engaging in any lawful actor activity for which corporations may be organized under the General Corporation Law of Delaware and on September 7, 2001 changed its name to Anything2Ship, Inc. to more accurately reflect the nature of the business. The Company was formed to provide an Internet enabled freight management service (the "Product"), primarily focused on the spot-buy freight marketplace. Our business will initially be launched in the United Kingdom and will subsequently expand throughout Europe. Our Product will reduce the significant inefficiency in the buying and selling of freight services between spot-buyers, Shippers of freight over 150 lbs, and Carriers seeking to fill empty-space back hauls. In utilizing the Internet, we have codified, in time and place terms, a disorganized marketplace by matching, in real-time, the supply and demand needs of a substantial spot Shipper market. Our Product will be an efficient and cost effective electronic system, allowing Shippers to obtain competitive, real-time quotes will be matched to Carriers with under utilized capacity and simply arranged by Zip code preferences. Our Product will electronically automate all documents, payments, bills of lading, tracking and delivery notes. Existing purchasing behavior is largely unaltered but time spent on phone and fax is eliminated. Most of our activities to date have been devoted to organizational activities, raising capital, developing a marketing plan, completing our software platform and developing relationships with carriers and shippers in our market sector. We have not yet commenced commercial operations, have had no operating revenues and have financed all of our activities from sales of our common stock to affiliated parties, private investors and loan funding. To date the Company's operating system is completing development with an Italian software company that has a track record of designing Internet-based software for the Telecomms sector. More detailed information in respect of these sources of funding can

                              4
be found in the "Business" section of this prospectus.
Our executive offices are located at 46 Post Road East Suite 5
Westport CT 06880 See "Description of Business." The company also maintains offices at City Tower - Level 4, 40 Basinghall
Street, London EC2V 5DE.

As of May 31, 2002, we have incurred losses since inception of $642,478. These losses are expected to continue unless and until we successfully commence commercial operations through the establishment of our service. No assurance can be given that we will successfully establish the service or, if established, that we will effectively manage all aspects of our anticipated growth and achieve profitability. More detailed information respecting our proposed operations can be found in our "Plan of Operation."

Before and after this offering, a few number of shareholders will own a majority of our outstanding shares. Consequently, these shareholders will have the power to approve corporate transactions and control the election of all of our directors and other issues for which the approval of our Shareholders is required. See "Risk Factors - Controlling Stockholders will continue to control us after the public offering and their interests may be different from and conflict with yours."

The Offering

Common Stock Offered By
  The Selling
  Stockholders ......... The Selling Stockholders are offering up to 3,245,400 shares of our common stock.
                         The Selling Stockholders may offer their
                         shares  directly to  investors  or, if a
                         public  market  develops  for our common
                         stock,   they  may  sell  their   shares
                         through brokers.
Proposed Symbol and
  Trading Market ....... "ATWS" on the OTC Bulletin Board.

Risk Factors ........... The shares offered hereby involve a high degree  of risk.  You  should  carefully
                         review   the   entire   prospectus   and
                         particularly, the section entitled "Risk
                         Factors" beginning on page 7.

Use of Proceeds ........ We will not receive any of the proceeds from the sale of the Shares offered by the Selling Stockholders.

                  SELECTED FINANCIAL INFORMATION

The following table sets forth selected financial information regarding the Company for the period from January 1997 (inception) through May 31, 2002. All of this information was derived from our audited financial statements appearing elsewhere in this prospectus. In the opinion of management, the financial information for the period ended May 31, 2002 contains all adjustments, consisting only of normal recurring accruals necessary for the fair presentation of the results of operations and financial position for such period. You should read this selected financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus. See "Pro Forma Financial Information". Investors should not assume that the results below are indicative of any future results of the Company.


Income Statement Data:                             Cumulative
                                                  Period From
                                                  January 1997
                                                 (Inception) to
                                                  May 31, 2002
                                               -----------------
Revenues                                           $        0
Net Income (Loss)                                    (642,478)
Net Earnings (Loss) Per Share                           (0.05)
Number of Shares                                   12,500,000
Outstanding

Balance Sheet Data:                               May 31, 2002
                                               -----------------
Current Assets                                    $    1,183
Total Assets                                         106,858
Current Liabilities                                  226,749
Total Liabilities                                    533,658
Stockholders' Equity                                 106,858

                WHERE YOU CAN GET MORE INFORMATION

We file our results quarterly with the SEC and information can be obtained from their web site or at your request, we will provide you, without charge, with a copy of any information incorporated by reference in this prospectus. If you would like more information, write or call us at:

                       ANYTHING2SHIP Inc
                  46 Post Road East - Suite 5
                  Westport, Connecticut 06880
                         (203) 341 0172

Our fiscal year ends on February 28. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we are a reporting company and file annual, quarterly, and current reports, or other information with the SEC as required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

                    FORWARD LOOKING STATEMENTS

This prospectus contains statements which represent our expectations or beliefs for the future. Forward looking statements include statements about the future of the shipping industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus forward looking statements are generally identified by the words "believe", "expect", "anticipate", "estimate", "project", "intend", and similar expressions. These statements by their nature involve substantial risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those expressed in, contemplated by or underlying any forward-looking statements. Statements in this prospectus, including without limitation those contained in the sections entitled "Risk Factors", "Plan of Operation", "Business", and in the Notes to our Financial Statements, describe factors, among others, that could contribute to or cause such differences.

                           RISK FACTORS

      The securities offered by this prospectus are speculative and involve a high degree of risk. Accordingly, you should carefully consider the following factors before making a decision to invest.


Risks Related To Our Business
-----------------------------

Our Operating History For You To Use To Evaluate Our Business.

We have no recent operating history upon which a comparison or conclusion can be made for the evaluation of the future operation of our business. We have recently obtained loan funding to enter the shipping and haulage market specifically the sector delivering 150lbs and above and providing a web enabled freight management service primarily focused on the spot freight marketplace. We are currently completing our software platform and have not yet entered into any agreements with carriers or shippers. No assurance can be given that we will establish our proposed digital platform. We expect to commence commercial operations, during 2002, although no assurance can be given that this will occur. Accordingly, we have no operating history on which you can evaluate our future performance. We are at an early stage of development and it is possible that we may not achieve the revenues that we anticipate. If that occurs, we will receive less than our projected income from our operations and our ability to operate on a profitable basis will suffer. Before investing, you should carefully evaluate the risks, uncertainties, expenses and difficulties frequently encountered by early stage companies.

We Need To Initiate Our Marketing And Sales Operations. These Activities Will Strain Our Limited Resources, and Failure to Effectively Manage The Implementation and Growth of Our Business Could Disrupt Our Operations And Prevent Us From Generating The Revenues We Expect.

We will have to commence our marketing and sales operations in order to successfully implement our business strategy. This will involve the recruitment of management and staff, the establishment of sales and marketing infrastructures and the development of efficient delivery systems. If we are successful in commencing commercial operations, we may then experience rapid growth, requiring us to manage multiple relationships with shippers and carriers using our service. The implementation of operations and the subsequent expansion of such operations which may follow can be expected to strain our management, operational, financial, and technological resources. If we fail to manage our growth in a manner that minimizes these strains on our resources it could disrupt our operations and ultimately prevent us from generating the revenues we expect. The implementation and growth of our business will also depend on our ability to attract and retain qualified employees and consultants, particularly marketing and sales personnel. If we fail to manage our growth successfully, our business will suffer.

Our Digital Technology Platform To Match Shippers With Haulers Is
Our Only Current Product.  Our Anticipated Future Revenue Growth
And Profitability Will Suffer If It Does Not Achieve Broad Market
Acceptance.

We have yet to generate any use of our product. We have no potential sources of revenues from anything other than through use of our digital platform. We have not conducted any formal market studies regarding the probable market acceptance of our product and we therefore have no basis for predicting potential demand. Accordingly, we cannot give any assurance that sufficient market penetration can be achieved so that we can operate profitably. If we are unable to sell our product or if acceptance develops more slowly than expected, our business will be materially and adversely affected. See "Business-Sales and Marketing."

We Will Not Be Able To Generate Revenues Or Profits If We Are
Unable To Compete Effectively With Haulers and Consolidators.

Our ability to generate revenues and operate profitably will be directly related to our ability to compete effectively existing systems used by operators in the haulage market. Although we believe that we can effectively compete on the basis of price and quality of service, we will face competition from haulers and consolidators virtually all of whom are larger than we are, and have substantially more assets and resources than we have. Our future success will depend, to a significant extent, on a number of factors, including acceptance of our product and our ability to successfully develop and exploit such acceptance. We can give no assurance that we will be able to overcome the competitive disadvantages we face as a small company with limited capital and without a history of successfully developing and marketing a digital platform product. See "Business - Competition."

Our Future Success Is Dependent On The Performance And Continued
Service Of Our Executive Officers And Key Employees, And Our
Ability To Attract And Retain Skilled Personnel.

Our performance and future operating results are substantially dependent on the continued service and performance of our president, treasurer and chief executive and other management. To the extent that the services of such persons become unavailable, our business or prospects may be adversely affected. Should we be required to do so, we do not know whether we would be able to employ equally qualified persons to replace any of these persons. We do not currently maintain "key man" insurance for any of our executive officers or other key employees and do not intend to obtain this type of insurance following the completion of this offering. If we are successful in implementing and developing our business, we will require additional managerial, administrative and support personnel. Competition for highly qualified personnel is intense, and we cannot assure that we can retain our key employees or that we will be able to attract or retain qualified personnel in the future. The loss of the services of any of our management or other key employees and our inability to attract and retain other necessary personnel could have a material adverse effect on our financial condition, operating results, and cash flows. See "Management".


Risks Related To Our Financial Condition
----------------------------------------

We May Need Financing Which May Not Be Available And, If
Available, Might Only Be Available On Unfavorable Terms

While we believe we have sufficient capital for the next twelve months, presently unanticipated occurrences and expenses may make it necessary for us to raise funds through equity or debt financings until such time, if ever, as we are able to operate profitably. In the event that we do require such outside funding, there is no assurance that we will be able to obtain it on terms beneficial to us, if at all. Should that occur, we might be prevented from commencing commercial operations or, if we have begun commercial operations, we might have to curtail or cease them. See "Plan of Operation."


We Have Incurred Losses From Inception And Expect To Continue To
Incur Losses Unless And Until We Successfully Commence Commercial
Operations.

As of May 31, 2002, we had incurred losses since our inception of $642,478. We have had no operating revenues and have not yet commenced commercial operations. Although we expect to commence commercial operations during 2002, no assurance can be give that will do so or if commenced that we will achieve profitability. Our failure to commence commercial operations and achieve profitability would have a material adverse effect on our business.


Risks Related To This Offering
------------------------------

We May Not Qualify For NASD Over-The-Counter Electronic Bulletin
Board Inclusion; Any Market For The Shares That Does Develop May
Become Illiquid.

Upon effectiveness of this registration statement, we will seek to have our common stock eligible for quotation on the NASD Over-the-Counter Electronic Bulletin Board ("OTCBB" or "Bulletin Board"). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities exchange in the U.S. We intend to engage a broker-dealer to file a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow for quotation of our common stock on the OTCBB. For more information on the OTCBB see its website at www.otcbb.com. If for any reason, however, our shares are not eligible for quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their shares should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our shares. In addition, the price of our shares may vary due to general economic conditions and forecasts, our general business condition, and the release of our financial reports.

There Has Been No Prior Public Market For Our Common Stock.
Unless Such Market Develops, You May Not Be Able To Sell Your
Shares And Even If Such Market Should Develop, Our Stock Price
May Decline After This Offering.

There has been no public market for our common stock and our common stock is not presently listed for trading on any recognized exchange or market. While we expect that our common stock will be traded in the over-the-counter market and quoted on the OTC Bulletin Board, an active trading market may not develop or be maintained. Even if a market for our common stock does develop, the market price of the common stock may be highly volatile. Failure to develop or maintain an active and reliable trading market could negatively affect the price of our shares and even make it impossible for you to sell your shares.


Sales of Shares Eligible For Future Sale Could Depress The Market
Price Of Our Common Stock.

We presently have issued and outstanding 12,500,000 shares of our common stock. Of these 12,500,000 shares, 11,495,400 will be freely tradeable by the Selling Shareholders (see "Selling Shareholders"). The balance of presently issued and outstanding shares are restricted from immediate resale but may be sold into the market in the future. Should a market for our common stock develop, we are unable to predict the effect that resales made by selling shareholders pursuant to this prospectus, or by other shareholders under Rule 144, may have on the then prevailing market price of our common stock. It is likely, however, that market sales of large amounts of these or other shares after this offering, or the potential for those sales even if they do not actually occur, will have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well. See "Description of Securities - Shares Eligible for Future Sale."


Our Board of Directors Can Issue Additional Shares Of Our Common
Stock Without The Consent Of Any Of Our Shareholders; This Could
Result In The Dilution Of Your Voting Power And Could Decrease
The Value Of Your Shares.

We presently have authorized but unissued shares of common stock. Our board of directors has the power to issue any or all of these 12,500,000 shares without shareholder approval. If we issue any additional common shares, the percentage of ownership and the voting power of each other common share will be proportionately reduced and the book value or market price of the outstanding common shares could also be reduced. See "Description of Securities."

Our Common Stock Is A "Penny Stock," And Compliance With
Requirements For Dealing In Penny Stocks May Make It Difficult
For Holders Of Our Common Stock To Resell Their Shares.

If a public market develops for our common stock, it will be in what is known as the over-the-counter market, and trading of our stock will be quoted in the Over-the-Counter Bulletin Board of the NASD. At least for the foreseeable future, our common stock will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these investors a manually signed and dated written acknowledgment of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock (see "Description of Securities - Penny Stock Rules").

Penny stocks are stocks:

o     with a price of less than $5.00 per share; or

o that are not traded on NASDAQ or a national securities exchange;

Penny stocks are also stocks which are issued by companies with:

o     net tangible assets of less than:

      $2.0 million (if the issuer has been in continuous operation for at least three years); or

      $5.0 million (if in continuous operation for less than three years); or

o average revenue of less than $6.0 million for the last three years.

Our Principal Shareholder Will Continue To Control Us After This
Offering; His Interests May Be Different From And Conflict With
Yours.

After this offering DBP Holdings Inc., our largest stockholder, will hold approximately 48.8% of our outstanding common stock their interests could conflict with the interests of our other stockholders. Accordingly, they will have significant power in votes to approve corporate transactions and control the election of all of our directors and other issues for which the approval of our shareholders is required. This concentration of ownership may also delay, deter or prevent a change in control of our company and may make some transactions more difficult or impossible to complete without the support of these stockholders. As a result, if you purchase shares of our common stock in this offering, you may have no effective voice in our management. See "Principal Stockholders" and "Certain Transactions."

Our Majority Shareholders Will Be Able To Take Shareholder
Actions Without Giving Prior  Notice To Any Other Shareholders.
Therefore, You Will Not Have Advance Notice Of Actions Which You
May Believe Are Bad For Your Investment In The Company.

We are not, and after the offering, we will not be, subject to the SEC Proxy Rules. We will therefore be able to take any shareholder action that requires the approval of the Shareholders by obtaining the consent of the holders of the majority of our shares. We will not have to give any of the other shareholders prior notice or a chance to vote. Our only obligation will be to notify the other shareholders promptly after the action has been taken. Therefore, you will not have advance notice of actions that you may believe are bad for your investment in the Company. As a result, you will not be able to take any preventive measures, such as selling your shares, before the action is effective.

USE OF PROCEEDS

      The Selling Shareholders are selling their shares covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of their shares.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

      Before this offering, there has been no public market for our common stock and there can be no assurance that a public market for our common stock will develop after this offering. We anticipate that our common stock will be traded on the OTC Bulletin Board. No assurance can be given however, that this will prove to be the case. We have engaged a broker-dealer to file a Form 211 with the National Association of Securities Dealers, Inc. ("NASD") in order to allow for the quotation of our common stock on the OTC Bulletin Board.

      Prior to this offering, there are 12,500,000 shares of common stock issued and outstanding which are held by approximately 161 persons. Of these shares, 3,245,400 shares will be freely tradeable by the Selling Stockholders in connection with this offering.

      We have never paid dividends on our common stock.   There
are no restrictions that limit our ability to pay dividends on our common stock or that are likely to do so in the future. Despite the foregoing, for the foreseeable future, it is anticipated that any earnings that may be generated from our operations will be used to finance our growth and that cash dividends will not be paid to stockholders.

                         CAPITALIZATION

      The following table sets forth the capitalization of our Company as at May 31, 2002.

                                                  May 31, 2002
                                              -----------------
Stockholders' equity
Common stock, $.001 par value;
25,000,000 shares authorized,
12,500,000 shares outstanding,                     $  12,500

Additional paid-in capital                         $ 203,178
Accumulated deficit                                $(642,478)
Total stockholders' equity                         $ 106,858

                        DIVIDEND POLICY

     We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock, but to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deem relevant.

                      PLAN OF OPERATION

      The following discussion of our plan of operation for the next twelve months should be read in conjunction with, and is qualified in its entirety by, the more detailed information,


                              15
including our financial statements included elsewhere in this Prospectus. Our plan of operation for the next twelve months involves (i) commencing commercial operations during fiscal 2002;
(ii) implementing our sales and marketing strategies; (iii) hiring marketing and sales personnel; and (iv) completing our software platform. We will not achieve revenues until we successfully commence commercial operations. Our only employees at the present time are our two executive officers. Employee levels will increase as we engage necessary staff and expand our operations. (See "Business - Employees".) Our current cash and cash equivalent assets together with expected revenues from operations should be sufficient to satisfy our cash requirements during the next 12 months. Notwithstanding the foregoing, presently unforeseen circumstances may require us to seek financing during the period. In the event we do require financing there is no assurance that we will be able to obtain it on terms beneficial to us, if at all.

                             BUSINESS

Overview
Anything2Ship Inc., ("A2S"), a development stage company, was organized in January 1997 as MCC Catering Inc., under the laws of the State of Delaware, having the stated purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. A2S has limited operating history upon which investors can rely upon in evaluating the company.

On May 29, 2001, the Company acquired Autofirst Limited, a UK corporation with the stated aim of developing and acquiring technology to develop a digital platform to match shippers with hauliers. As part of this transaction, the company effectuated a
2.5 to one reverse split of the company's outstanding shares of common stock and issued 10,100,000 shares of common stock to the shareholders of Autofirst Limited. This resulted with the company having outstanding 12,500,000 shares of issued and outstanding common stock as at May 31, 2002. On May 31, 2001 the company changed its name to Anything2Ship Inc. The shareholders of Autofirst Limited assumed control of the Company on May 29, 2001.

Anything2ship Inc., (hereinafter "A2S") is a web enabled freight management service primarily focused on the spot freight marketplace. Its business is initially being launched in the UK, and is expected to subsequently expanding throughout the European Union countries. In the event such an expansion is successful,

                              16
the company will attempt to continue with an expansion to the United States. There is no guarantee that A2S' plans shall be successful or that it shall become profitable. Investors are alerted that there exist significant risks associated with investment in A2S.

A2S has created a new market dynamic that virtually eliminates the significant inefficiency in the buying and selling of freight services between spot buyers and shippers (Small to Medium Enterprises-"SME's") of freight over 150 lbs and Carriers seeking to fill empty space backhauls. By utilizing the Internet, A2S has codified in time and place terms a random marketplace by matching in real-time the supply and demand needs of an extensive spot shipper market. Plagued by underutilized trucking capacity, carriers are currently running 36% empty in the UK and higher in Europe.

The logistics market in the UK is over $150 billion, but with the planned expansion into Europe the total market exceeds $ 1.5 trillion, which is fragmented into thousands of companies. The top 15 UK Carriers account for less than 6% of the market; A2S's target market is 2.7 million of the 3.7million UK SME's
(Details: Appendix 1). To achieve its Year 3 goal, A2S needs to capture 1% of this SME target market, or 27,000 shippers. The growth in the road haulage market will be characterized by wider international coverage, an increasing reliance on Information Technology (IT), and growth in rationalization as larger companies target acquisitions in order to increase their geographic and product coverage. In addition, the industry will remain burdened by overcapacity that will further intensify competition and create demand for greater efficiency, capacity management, and cost control.

A2S will seek to provide a unique freight management service that satisfies the unmet needs of buyers and sellers of spot freight. It will seek to accommodate the small to medium size businesses (SME's) who are plagued by the frustration of getting competitive quotes, prompt service and efficient accounting reconciliation. Conversely, A2S will seek to help carriers optimize capacity by reaching SME's that have been inherently too expensive and inefficient to prospect.

A2S seeks to provide the SME buyer of spot freight with real-time quotes from Carriers with underutilized capacity by their postcode preferences, thus giving shippers a new level of competitive pricing, service, and efficiency within the entire transaction process. A2S also seeks to provide Carriers with new revenue sources from an untapped market, thereby increasing load optimization and margins, while reducing costs and credit risk.
                              17


A2S shall focus on the 150lbs/68 kilos plus spot freight marketplace, which is approximately 5 times the value of the FedEx/UPS market in the US. This market is highly fragmented and therefore poorly served. A2S will seek to initially serve the UK SME market by creating efficient, automated, cost effective service in place of a manually intensive, time consuming and fragmented process. No recognized brand currently serves this market. A2S consolidates the SME marketplace by creating "critical mass" for the Seller (Carrier) looking to optimize capacity and reduce the average 36% running empty capacity. The A2S system perfects a disorganized supply and demand marketplace. A2S utilizes the existing physical infrastructure of the marketplace by using digital technology to match buyers and sellers. Thus A2S will seek to derive revenues from buyer and seller by taking a commission when a transaction is completed, this creates dependency driven by time and cost savings. Additionally, A2S expects to have low fixed costs, all of the above are core factors that also exist in the eBay model.

A2S intends to charge a minimum of 2% from the Carrier and marks up the Carrier Quote by 15% to the shipper. As A2S fills excess capacity, which is otherwise unused, it will create lower and more competitive pricing for A2S customers.

Our Product is an efficient and cost effective electronic system that allows shippers to get competitive real-time quotes matched to carriers under utilized capacity by zip code preferences. A2S electronically arranges all documents, payments, bills of lading, tracking and delivery notices. This approach retains and maintains existing purchasing behavior but eliminates phone and fax practice. This is achieved in part through the support of Oracle 11i Financials, which provide a powerful web hub of accounting, customer service, and reporting tools. This is in conjunction with the Oracle Database that is the industry standard database platform. In addition, the Company is integrating a number of existing applications and platforms used by the Airline Industry, IRS and the US Postal service. Reliability, scalability and the elimination of reliance on proprietary protocols and standards will be insured.

Sales and Marketing

      We intend to utilize a dual marketing approach. This approach will involve trade show presentations and direct advertising through trade publications ads. Our marketing plan

                              18
will be administered by staff recruited during the year. Our sales people will be compensated through a combination of salary and commission. Our staff will be trained to assist the start up operation for carriers and hauliers.

Employees

      Our only employees at the present time are our two executive officers. We plan to add additional employees, as required, for the expanded operation of our business. See "Plan of Operation."

Customers

      We do not expect any single customer to account for a significant portion of our revenues. Accordingly we will not be dependent upon any single customer to achieve our business goals.

Competition

      We know of no other enterprise utilizing a business model similar to ours. However, our business may reasonably be expected to compete with other haulage operators and consolidators. Competition in this market is intense. Most of these suppliers will have greater financial, technical, and human resources than we do. There can be no assurance that we will be able to successfully compete with them.

Seasonal Aspects

      We do not expect to experience seasonal variations in our operating results.

Patents and Trademarks

      We are not dependent on patents or trademark protection to operate our business and do not expect to be any time in the future.

Office Facilities

      The Company uses 250 square feet of space for its administrative offices at 46 Post Road East, Suite 5, Westport,
Connecticut. The company also maintains offices at City Tower - Level 4, 40 Basinghall Street, London EC2V 5DE.

Legal Proceedings

      No legal proceedings are pending to which we or any of our property is subject, nor to our knowledge are any such legal proceedings threatened.



                           MANAGEMENT

Directors, Officers, Key Employees and Consultants.

      The members of our board of directors and our executive officers, together with their respective ages and certain biographical information are set forth below. Our directors receive no compensation for their services as board members but are reimbursed for expenses incurred by them in connection with attending board meetings. All directors hold office until the next annual meeting of our stockholders or until their successors have been duly elected and qualified. Our executive officers are elected by, and serve at the designation and appointment of, the board of directors. There are no family relationships among any of our directors or executive officers.

Name                Age    Position
----                ---    --------
Magnus Gittins       23    President, Treasurer, Chief Executive
                           and Accounting Officer and Chairman
Linden Boyne         59    Vice President, Secretary and Director

      The following is a brief account of the business experience of each of our directors and executive officers during the past five years or more.

      Magnus Gittins, our president, chairman and chief executive and officer has specialised in business technology and development. He has previously worked as CTO with Planet Edge UK a systems integration company and GlobalFreeway, Australia's first National Free ISP service.

      Linden Boyne, our vice president, treasurer, secretary and one of our directors, has over 30 years experience in business. He was Managing Director of NSS Newsagents a retail group with 550 stores in the UK and following their takeover by Gallahers for GBP85m has been a consultant for many businesses.


                               20
Limitation On Directors' Liabilities

      Our Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

      Section 145 of the Delaware General Corporation Law, as amended, (the "DGCL") permits us to indemnify our officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. The DGCL also permits us to provide indemnification with respect to any criminal act or proceeding, where our officers, directors or employees had no reasonable cause to believe their conduct was unlawful.

      We will not indemnify our directors and officers (a) for any breach of loyalty to us or our stockholders; (b) if a director or officer does not act in good faith; (c) for acts involving intentional misconduct; (d) for acts or omissions falling under Section 174 of the DGCL; or (e) for any transaction for which the director or officer derives an improper benefit. We will indemnify our directors and officers for business related expenses, and may pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses is subject to the approval of a review process with a reviewer to be determined by the Board. The rights of our directors and officers will not exclude any rights to indemnification otherwise available under law or under our Certificate of Incorporation.



                    EXECUTIVE COMPENSATION

      The following table sets forth information concerning the total compensation paid or accrued by us during the period from our inception (January, 1997) through May 31, 2002 to our chief executive officer. No executive officer received any compensation during this period.


                              21

                   Summary Compensation Table

                                                   Annual Compensation
                                          -----------------------------------
                                                                 Other Annual

Name and                                                         Compensation
Principal Position                         Salary ($)  Bonus ($)       ($)
------------------                         ----------  --------- ------------
Magnus Gittins                                     0           0            0
  President, Chief Executive
  Officer, Chairman of the
  Board of Directors

Linden Boyne                                       0           0            0
  Vice President, Secretary,
  Director

                                                  Long Term Compensation
                                           -----------------------------------
                                             Restricted     LTIP     All Other
                                  Options      Stock      Payouts  Compensation
                                  /SAR's(#)    Awards ($)    ($)        ($)
                                  ---------  ------------  ------- ------------
Magnus Gittins                            0        0           0            0
  President, Chief Executive
  Officer, Chairman of the
  Board of Directors

Linden Boyne                              0        0           0            0
  Vice President, Secretary,
  Director



Stock Option Plans;  Stock  Option/Stock  Appreciation  Right
Grants;  Aggregate Stock Option/Stock  Appreciation  Right
Exercises  and  Fiscal  Year End Stock Option/Stock
Appreciation   Right  Values;  Report  on  Repricing  of  Stock
Options/Stock Appreciation Rights.

      We have not instituted any stock option plans or issued any stock options since inception.

                              22

Long Term Incentive Plan Awards

      We have not made any long-term incentive plan awards since our inception.


Pension Plans

      We do not presently provide pension plans for any of our officers or directors.


Employment Agreements

      We have not entered into employment agreements with any of our employees.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table provides certain information with respect to the beneficial ownership of our common stock known by us as of May 31, 2002, by

      o each person or entity known by us to be the beneficial owner of more than 5% of our common stock,

      o     each of our directors,

      o     each of our executive officers, and

      o all of our named directors and executive officers as a group.

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on May 31, 2002 and all shares of our common stock issuable to the holder in the event of exercise of outstanding options owned by that person which are exercisable within 60 days of December 31, 2001. Presently, there are no options outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

                                23
                               Shares of
Name and Address of          Common Stock            Percentage
 Beneficial Owner          Beneficially Owned         Ownership
 ----------------          ------------------         ---------
Magnus Gittins                           0                0%
32 Haymarket London
SW1Y 4TP UK

Linden Boyne                             0                0%
32 Haymarket London
SW1Y 4TP UK

All directors and executive              0                0
officers as a group (2 persons)

Alarm Securities Ltd             1,250,000            10.00

F8 PO Box 394
Casemates
Gibraltar

American Venture Marketing Inc.
Suite 101
40 Woodside Avenue               1,250,000            10.00
Westport
CT 06880

DBP Holdings                     6,100,000             48.8

The Old Chapel
Sacre Coeur
Rouge Bouillon
St. Helier
Jersey JE2 3ZA

Thomas P. Finn                   1,250,000           10.00
119 West Norwalk Road
Norwalk, CT 06850
USA

Shane Sutton                     1,000,000            8.00
Suite 1600
One Rockefeller Plaza
New York, New York 10020

                     SELLING STOCKHOLDERS

      The following table provides certain information with respect to the beneficial ownership of our common stock known by us as of May 31, 2002, by each Selling Shareholder. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on May 31, 2002 and all shares of our common stock issuable to the holder in the event of exercise of outstanding options owned by that person at May 31, 2002 which are exercisable within 60 days of May 31, 2002. Presently, there are no options outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Amounts shown assume the maximum number of shares being offered is all sold. The shares being offered by the Selling Stockholders are being registered to permit public secondary trading, and the stockholders may offer all or part of their registered shares for resale from time to time. However, the Selling Stockholders are under no obligation to sell all or any portion of their shares. The table below assumes that all shares offered by the Selling Stockholders will be sold. See "Plan of Distribution".

                                         Shares of
Name and Address of                     Common Stock
Beneficial Owner                     Beneficially Owned   Percentage Ownership
-------------------                --------------------  ----------------------

Alarm Securities Ltd                     1,250,000             10.00
F8 PO Box 394
Casemates Gibraltar

American Venture Marketing Inc.
Suite 101
40 Woodside Avenue                       1,250,000             10.00
Westport CT 06880

Ashton Charles Ltd.                         14,000               0.1
28 King Street
St. James's
London SW1Y 6QW
UK

                                        25
Astrid Property Holdings Ltd.              300,000              2.40
25 Turnbulls Lane
Gibraltar

Billet Capital Holdings Ltd.
25 Turnbulls Lane                            8,000              0.00
Gibraltar

Channing Investments Ltd.                  244,000              1.95
S8 International Centre
Casemates High Street
Gibraltar

Coastal Properties Ltd.                      6,000              0.00
The Priory
Hitchin
Hertfordshire SL5 2DW

DBP Holdings                             6,100,000              48.8
The Old Chapel
Sacre Coeur
Rouge Bouillon
St. Helier
Jersey JE2 3ZA

Dor Venture Capital Ltd.                     3,000              0.00
1 Albert Street
Whitstable
Kent
UK

Essential Properties Ltd.                    4,000              0.00
211 Eagle Place
Piccadilly
London W1V 9LD
UK

Thomas P. Finn                           1,250,000             10.00
119 West Norwalk Road
Norwalk
CT 06850
USA

Gradwell Hart Ltd.                           8,000              0.00
Hamilton House
1 Temple
London EC4Y 0HA
UK
                                         26

Greave Property Ltd.                         2,000              0.00
The Studio
St. Nicholas Close
Elstree
Hertfordshire
UK

Greyscale Investor Holdings Ltd.
53 Salisbury Close                           2,000              0.00
Sittingbourne
Kent
UK

Hornbeam Systems Ltd.                          400              0.00
33 Green Lane
Blackwater
Camberley GU17 9DG
UK

JRS Holdings Ltd.                            6,000              0.00
19 Grayshott Close
Sittingbourne
Kent
UK

Kent Investment Club Ltd.                    4,000              0.00
Hamilton House
1 Temple
London
EC4Y 0HA
UK

Morris Capital Ltd.                          5,000              0.00
1 St. Nicholas Close
Elstree
Hertfordshire
UK

MPS Capital                                  5,000              0.00
#F8 Box 394
Gibraltar

Prodigy Investor Research Ltd.               6,000              0.00
P.O. Box 3175
Road Town
Tortolla
BVI

                                         27

Rightway Investments Ltd.                    9,000              0.00
31 Church Road
Hendon
London NW4
UK

Shane Sutton                              1,000,000             8.00
Suite 1600 - One Rockefeller Plaza
New York, NY 10020

West Martin & Reeder Ltd.                    19,000             1.52
International House
7 High Street
Ealing
London W5 5DB


                   DESCRIPTION OF SECURITIES

General

      Our authorized capital stock currently consists of 25,000,000 shares of common stock, par value $0.001 per share. As at May 31, 2002 there are 12,500,000 shares of our common stock issued and outstanding. No other securities, including without limitation any preferred stock, convertible securities, options, warrants, promissory notes or debentures are outstanding.

      The description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation and Bylaws.

Common Stock

      Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends rateably, if any, as may be declared from time to time by our board of directors out of funds legally available therefore.

      Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive rateably, our net assets available after the payment of:

      o all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

      o all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and

      o all liquidation preferences on any then outstanding preferred stock.

      Holders of our common stock have no pre-emptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered by us in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and non assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Penny Stock Rules

       At the present time, there is no public market for our stock. However, it is expected that in connection with this offering, our common stock will be traded in the over-the-counter market and that trading activity will be reported on the OTC Electronic Bulletin Board, although no assurance can be given that this will prove to be the case.

      The United States Securities and Exchange   Commission
"Securities Enforcement and Penny Stock Reform Act of 1990" requires special disclosure relating to the trading of any stock defined as a "penny stock". Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq Small Cap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to special "Penny Stock Rules". Following the completion of this offering the commencement of trading of our common stock, and the foreseeable future thereafter, the market price of our common stock is expected to be substantially less than $5 per share. Accordingly, should anyone wish to sell any
of our shares   through a broker-dealer, such sale will be
subject to the Penny Stock Rules. These Rules will affect the ability of broker-dealers to sell our shares (and will therefore also affect the ability of purchasers in this offering to re-sell their shares in the secondary market, if such a market should ever develop.)

      The Penny Stock Rules impose special sales practice requirements on broker-dealers who sell shares defined as a "penny stock" to persons other than their established customers or "Accredited Investors." Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a

                              30
broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also
has to be made about commissions   payable to both the
broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell our shares in the secondary market. Accordingly, for so long as the Penny Stock Rules are applicable to our common stock, it may be difficult to trade such stock because compliance with the Penny Stock Rules can delay or preclude certain trading transactions. This could have an adverse effect on the liquidity and price of our common stock.

Delaware Anti-Takeover Law

      We are not presently subject to Section 203 of the DGCL and will not become subject to Section 203 in the future unless, among other things, our common stock is (i) listed on a national securities exchange; (ii) authorized for quotation on the NASDAQ Stock Market; or (iii) held of record by more than 2,000 stockholders. If Section 203 should become applicable to us in the future, it could prohibit or delay a merger, takeover or other change in control of our Company and therefore could discourage attempts to acquire us. Section 203 restricts certain transactions between a corporation organized under Delaware law and any person holding 15% or more of the corporation's outstanding voting stock, together with the affiliates or associates of such person (an "Interested Stockholder").
Section 203prevents, for a period of three years following the date that a person became an Interested Stockholder, the following types of transactions between the corporation and the Interested Stockholder (unless certain conditions, described below, are met): (a) mergers or consolidations, (b) sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation, (c) issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the Interested Stockholder's proportionate share of the stock of any class or series of the corporation, (d) any other transaction which has the effect of increasing the proportionate' share of the stock of any class or series of the corporation which is owned by the Interested Stockholder and (e) receipt of the Interested Stockholder of the

                              31
benefit (except proportionately as a stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

      The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the board of directors of the corporation prior to the time such stockholder becomes an Interested Stockholder. Additionally, an Interested Stockholder may avoid the statutory restriction if, upon the consummation of the transaction whereby such stockholder becomes an Interested Stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation's officers and directors or certain employees stock plans. Business combinations are also permitted within the three-year period if approved by the board of directors and authorized at an annual or special meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock not owned by the Interested Stockholder. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation have approved, a transaction with a party who is not an Interested Stockholder (or who becomes such with approval of the board of directors) if the proposed transaction involves (a) certain mergers or consolidations involving the corporation, (b) a sale or other transfer of over 50% of the aggregate assets of the corporation, or (c) a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation.

Transfer Agent

      Liberty Transfer Co., located at 274B New York Avenue
Huntington New York 11743, will act as the Transfer Agent for our common stock.


PLAN OF DISTRIBUTION

      The shares offered by the Selling Stockholders may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders directly to one or more purchasers, including pledgees, or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of

                               32
sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. We will pay the expenses incurred to register the shares being offered by the Selling Stockholders for resale, but the Selling Stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%.

      The distribution of the shares may be effected in one or more of the following methods:

      o ordinary brokers transactions, which may include long or short sales,

      o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

      o "at the market" to or through market makers or into an existing market for the common stock,

      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, or

      o any combination of the foregoing, or by any other legally available means.

      In addition, the Selling Stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

      Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The

                              33
Selling Stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. No Selling Stockholder can presently estimate the amount of such compensation.

      Each Selling Stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, Selling Stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

      Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus. There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock offered by them hereunder.

SHARES ELIGIBLE FOR FUTURE SALE

      As at May 31, 2002 we have 12,500,000 shares of common stock issued and outstanding. Of these shares, the 4,125,600 shares that can be sold in this offering by the Selling Stockholders will be freely tradeable without restriction or further registration under the Securities Act, except for any of such shares offered for sale by an "affiliate" of ours as defined in SEC Rule 144 which will be subject to the resale limitations under Rule 144.

      In general, under Rule 144, a person or persons whose shares are required to be aggregated, who has beneficially owned shares of common stock for a period of one year, including a person who may be deemed an "affiliate", is entitled to sell, within any three-month period, a number of shares not exceeding 1% of the total number of outstanding shares of such class. A

                               34
person who is not an "affiliate" of ours and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Under Rule 144, an "affiliate" of an issuer is a person that directly or indirectly through the use of one or more intermediaries controls, is controlled by, or is under common control with, such issuer.

      If a public market develops for our common stock, we are unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of our common stock. Our presently outstanding shares of Common Stock will be immediately eligible for sale under Rule 144.


DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities may be permitted to directors, officers and controlling persons pursuant to
Section 145 of the Delaware General Corporation Law, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy and is, therefore, unenforceable. See "Management - Directors - Limitation on
Directors Liability".


LEGAL MATTERS

      Shane Henty Sutton, P.C., has rendered an opinion as our counsel, that the shares offered hereby by our officers, when issued and sold, will be legally issued, fully paid and nonassessable. Shane Henty Sutton, the principal partner of the firm, personally owns 1,000,000 shares of our common stock.


EXPERTS

      The financial statements included in this prospectus, and elsewhere in the registration statement through February 28, 2002 have been audited by Frank E Hanson CPA, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                               35
COSTS OF REGISTRATION

      The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered.

        SEC Registration Fee ......................   $   529
        Printing and Engraving Expenses ...........   $ 2,000
        Legal Fees ................................   $15,000
        Accounting Fees ...........................   $ 5,000
        Transfer Agent Fees........................   $ 2,500
        Miscellaneous Expenses ....................   $ 5,000

        TOTAL ESTIMATED EXPENSES ..................   $30,029

      All such expenses will be borne by us.

ADDITIONAL INFORMATION

      We have filed with the principal office of the Securities and Exchange Commission in Washington, D.C., a registration statement on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement and the exhibits thereto, to which reference is now made. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is not necessarily complete and is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. You may inspect the registration statement and its exhibits without charge, or obtain a copy of all or any portion thereof, at prescribed rates, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. See "Where You Can Get More Information".

      We are currently a reporting company with the Securities and Exchange Commission and have reporting obligations pursuant to the Securities Exchange Act of 1934. We have also previously filed annual, quarterly and periodic reports with the SEC disclosing our business and operation. We intend to continue to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and to furnish to our security holders annual reports containing audited financial statements reported on by our independent auditors.

      INSOFAR AS INDEMNIFICATION FOR  LIABILITIES  MAY  BE
PERMITTED  TO OUR DIRECTORS,   OFFICERS  AND  CONTROLLING
PERSONS   PURSUANT  TO  THE  FOREGOING PROVISIONS,  OR
OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THIS TYPE OF INDEMNIFICATION IS AGAINST PUBLIC POLICY AND IS, THEREFORE, UNENFORCEABLE.

                 Corporate Takeover Provisions

      Section 203 of the Delaware General Corporation Law

      We are not presently subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (we did not make such an election) (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term

"interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. If it should become applicable to us in the future, Section 203 could prohibit or delay a merger, takeover or other change in control of our company and therefore could discourage attempts to acquire us.

                      ANYTHING2SHIP, INC.

                (A Development Stage Enterprise)

           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                     PAGE
                                                     ----

Independent Auditor's Report                         F-1

Consolidated Balance Sheet as of December 31, 2001   F-2

Consolidated Statement of Operations for the period
 from September 7, 2001 (inception) to
 December 31, 2001                                   F-3

Consolidated Statement of Cash Flows for the period
 from September 7, 2001 (inception) to
 December 31, 2001                                   F-4

Consolidated Statement of Stockholders' Equity for
 the period from September 7, 2001 (inception) to
 December 31, 2001                                   F-5

Notes to Consolidated Financial Statements           F-6

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Anything2Ship, Inc.

I have audited the accompanying consolidated Balance Sheet of Anything2Ship, Inc. as of February 28, 2002 and the related consolidated Income Statement and Cash Flow for the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anything2Ship, Inc. as of February 28, 2002 and the results of its operations and cash flows for the period then ended in conformity with generally accepted accounting principles.


Frank E. Hanson C.P.A.
Arlington, Virginia
Date: July 23, 2002

By: /s/ F. Hanson
    ----------------------
    C.P.A.

F-2
                        ANYTHING2SHIP, INC.
                  (A Development Stage Company)
                    CONSOLIDATED BALANCE SHEET
           FOR THE YEARS ENDING FEBRUARY 28, 2002 AND
                        FEBRUARY 29, 2001

                                         As of          As of
                                     Feb. 28, 2002  Feb. 28, 2001
                                    -----------------------------
ASSETS
Current Assets
  Cash                                      $1,060           $0
  Other Current Assets                           0            0
                                         ----------   ----------
  Total Current Assets                      $1,060            0

  Other Assets                            $127,604            0
                                         ----------   ----------
  Total Assets                            $128,664           $0

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
 Accounts Payable                           $6,963           $0
 Accrued Expenses                          $10,017      $33,850
 Loan Payable and Lease Payable           $203,827            0
                                         ----------   ----------
 Total Current Liabilities                $220,807      $33,850

Other Liabilities
 Loan Payable - Glen Investments
   Note 6                                       $0      $28,950
 Loan Payable - Astride                    $80,514           $0
 RLI Capital Ltd.                         $185,051           $0
                                         ----------   ----------
 Total Liabilities                        $491,406      $62,800

 Stockholders' Equity
  Common Stock, $.001 par value,
  Authorized 25,000.000 Shares;
  Issued and Outstanding 12,500,000
  Shares                                   $12,500       $6,000
 Additional Paid in Capital               $187,583     $144,050
 Deficit Accumulated During
  the Development Stage                   (562,825)    (212,850)
                                         ----------   ----------
 Total Stockholders' Equity               (362,742)     (62,800)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)            $128,664           $0

The accompanying notes are an integral part of these financial statements


                       ANYTHING2SHIP, INC.
                  (A Development Stage Company)
                   CONDENSED STATEMENT OF LOSS
             FOR THE YEAR ENDED FEBRUARY 28, 2002 AND
                      FEBRUARY 28, 2001

                                  For the Year    For the Year
                                     Ended           Ended
                                 Feb. 28, 2002   Feb. 28, 2001
                                 -------------   -------------
TOTAL REVENUES:                            $0             $0
                                    ----------     ----------
OPERATING EXPENSES:
Accounting                             15,000          8,000
Legal                                  12,854         17,500
Rent (Note 2)                           2,400          2,400
Contributed Services                   60,000         60,000
Filing Fee                                100             50
Consulting                            131,065              0
General and Administrative             47,590              0
Depreciation                           65,786              0
Other Start Up Costs                        0              0
                                    ----------     ----------
Total Operating Expenses             $334,795        $87,950
                                    ----------     ----------
Operating Loss                      $(334,795)      $(87,950)
                                    ----------     ----------
OTHER INCOME (EXPENSES):
Other Income                         $(15,181)             0
                                    ----------     ----------
NET LOSS                            $(349,976)      $(87,950)

NET LOSS PER SHARE                   $(0.2799)        $(0.01)
                                    ----------     ----------
WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING              12,500,000      6,000,000

The accompanying notes are an integral part of these financial statements.


F-4
                        ANYTHING2SHIP, INC.
                  (A Development Stage Company)
              CONSOLIDATED STATEMENT OF CASH FLOWS
             FOR THE YEAR ENDED FEBRUARY 28, 2001 AND
    FROM DECEMBER 31, 1996 (INCEPTION) TO FEBRUARY 28, 2001

                              For the Year         For the Year
                                 Ended                Ended
                           February 28, 2002    February 28, 2001
                           -----------------    -----------------
CASH FLOWS FROM
OPERATING ACTIVITIES
Net Income (Loss)                 $(349,976)          $(87,950)
                                   ---------         ----------

Adjustments to Reconcile Net
Loss to Net Cash Used in
Operating Activities:
Depreciation and Other
 Non Cash charges:                  $76,083                 0
Changes in Assets and Liabilities:
 Increase in Accrued Expenses        13,550            13,550
 Accounts Payable                     6,963                 0
Additional paid in capital
 contributed by shareholders for:
 Rent                                     0            2,400
 Contributed Services                     0           60,000
 Other start-up costs                     0                0
                                   ---------        ---------
Total Adjustments                   $96,596          $75,950
                                   ---------        ---------
Net Cash Used in
Operating Activities               (300,763)         (12,000)
                                   ---------        ---------
CASH FLOWS FROM
INVESTING ACTIVITIES:
 Assets acquired from subsidiary   (141,287)               0
 Net cash provided by (Used in)
 investing activities              (141,287)               0

CASH FLOWS FROM
FINANCING ACTIVITIES:

Net Cash Provided by
Financing Activities                443,110           12,000
                                   ---------        ---------
Net Change in Cash                    1,060                0

Cash at Beginning of Period               0                0
Cash at End of Period                $1,060           $    0
                                   ---------        ---------

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
  Cash Paid During the Period
  for Interest Expense              $     0           $    0
                                   ---------        ---------
  Corporate Taxes                   $     0           $    0
                                   ---------        ---------

The accompanying notes are an integral part of these financial statements.


F-5
                        ANYTHING2SHIP, INC.
                   (A Development Stage Company)
             STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
              FROM FEBRUARY 28, 2001 TO FEBRUARY 28, 2002


                                                        TOTAL
                  COMMON STOCK ISSUED   ADDITIONAL   ACCUMULATED   SHAREHOLDERS'
                  SHARES    PAR VALUE  PAID IN CAP     DEFICIT        EQUITY
                  --------------------------------------------------------------
OPENING
BALANCE
FEB. 28, 2001       6,000,000   $6,000     $144,050     $(212,850)    $(62,050)

ISSUANCE OF
6,500,000 SHARES    6,500,000   $6,500      $43,533

BALANCE
FEB. 28, 2002      12,500,000  $12,500     $187,583     $(562,825)   $(362,742)


The accompanying notes are an integral part of these financial statements.

F-6
                      ANYTHING2SHIP, INC.
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
                       FEBRUARY 28, 2002

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A.   Description of Company
Anything2ship, Inc. ("the Company") is a for profit corporation incorporated under the laws of the State of Delaware on January, 1997. The Company is a developmental stage company. The Company's principal objective is the development of a digital technology platform to service the shipping industry.

B.   Basis of Presentation
Financial statements are prepared on the accrual basis of accounting. Accordingly, revenue is recognized when earned and expenses when incurred.

C.   Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that, affect certain reported amounts and disclosures. Accordingly actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Note 3.

D.   Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all short-term investments with maturity of three months or less to be cash equivalents.

E.   Consolidation Policy
The accompanying consolidated financial statements include the accounts of the Company and all of its wholly owned and majority owned subsidiaries. There were no inter-company transactions to eliminate in consolidation.

F.   Purchases Agreement
On May 29, 2001, the Company entered into an agreement whereby it agreed to be purchased by AutoFirst Limited, a company incorporated under the laws of the United Kingdom. AutoFirst Limited is a development stage company with $3 of assets and no liabilities as of May 29, 2001. The agreement called for a one-for 2.5 reverse split of Anything2Ship, Inc.'s currently outstanding shares resulting in 2,400,000 outstanding. The financial statements as presented reflected the stock split. Anything2Ship Inc., then issued 12,500,000 post-reverse split shares with a par value of $12,500 to the shareholders of AutoFirst Limited and others in exchange for 100% for the issued and outstanding stock of AutoFirst Limited.

Anything2Ship accounted for the purchase agreement transaction as a capital transaction rather than a business combination. Additional paid in capital was reduced for the $12,500 par value of the stock. Anything2Ship issued in exchange for the outstanding stock of AutoFirst. Anything2Ship recorded AutoFirst's cash of $3 as its own assets. No good will or other intangible asset was recorded. Upon consummation of the transaction, the prior historic financial statements of the new entity reflected AutoFirst's historic financial statements. The Company is known as Anything2Ship, Inc.

Although Anything2Ship if the legal acquirer of AutoFirst, AutoFirst is the acquirer for accounting purposes because the former shareholders of AutoFirst hold 81% of the total shares of Anything2Ship, and the former shareholders of Anything2Ship hold 19% of the total shares immediately after the acquisition. Thus, the former shareholders of AutoFirst have control of the merged entity.

G. Furniture, fixtures, equipment and automobile are recorded at cost. Fixed assets are depreciated on a straight line or accelerated method at rates dependent on the type of asset.


NOTE 2 - USE OF OFFICE SPACE

Our executive offices are located at 46 Post Road East Suite 5 Westport CT 06880. See "Description of Business." The Company also uses 250 square feet of space for its executive offices at City Tower, 40 Basinghall Street, London, UK which it receives from one of its shareholders at no cost. The fair market value of this office is $200 per month which is reflected as an expense with a corresponding credit to additional paid-in capital.

NOTE 3 - LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income. The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage. As a result, the Company had from time of inception to February 28, 2002 no revenue and a net loss from operations of $(562,826). F-8

As of February 28, 2002, the Company had a net capital deficiency of $(362,742).

The Company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with the start up and operations. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. Anything2ship, Inc., does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding.


NOTE 4 - CONTRIBUTED SERVICES

On March 1, 1999, two of the Company's officers began rendering services on behalf of the Company at no cost. The fair market value is $2,500 per officer per month. Each amount is reflected as an expense with a corresponding credit to additional paid in capital.


NOTE 5 - FIXED ASSETS

Fixed Assets consist of the following:

                             Cost     Accumulated     Net
                                     Depreciation
                            -------------------------------

Computer hardware and
software, Office Equipment  $193,390    $65,786   $127,604



NOTE 6 - NOTE PAYABLE - CRITERION MANAGEMENT SERVICES LIMITED

On June 17, 2001 the Company entered into an agreement to purchase computer hardware and software. The agreement calls for 4 payments of $50,000, including principal and interest. The agreement is evidenced by a note.

$50,000 was due on December 17, 2001 and three instalments of $50,000 each are due 90, 180 and 270 days after the first instalment. However Criterion has agreed to postpone first
F-9

payment until September 2002 or until financing is in place which ever occurs first.


NOTE 7 - RELATED PARTY TRANSACTION AND LOAN PAYABLE - ASTRIDE
PROPERTY HOLDINGS, LTD

Astride Property Holdings, Ltd. is a shareholder of Anything2Ship, Inc. Astride Property Holdings, Ltd. has agreed to supply funds up to $75,000 to Anything2Ship, Inc. to cover
Anything2Ship, Inc. financial obligations.

Subsequent to that, there is no guarantee or assurance that Astride Property Holdings, Ltd. will advance Anything2Ship, Inc. any further funds or that Anything2Ship, Inc. will be able to raise any additional funds to meet its financial obligations. Anything2Ship, Inc. anticipates that its capital resources, as provided through its arrangement with Astride Property Holdings, Ltd., will permit the Company to maintain its current implemented operations for at least twelve (12) months.

As of February 28, 2002 $80,514 was outstanding on this loan.

The loan is not evidenced by a note. The informal agreement call for no payment of interest. Anything2Ship, Inc. intends to repay the loan out of any fundraising that it may carry out or when the Company achieves sustainable revenue.


NOTE 8 - LOAN PAYABLE - RLI CAPITAL

RLI Capital Limited has agreed to supply funds to Anything2Ship, Inc. to cover Anything2Ship, Inc.'s financial obligations.

Subsequent to that, there is no guarantee or assurance that RLI
Capital Limited will advance Anything2Ship, Inc. any further funds or that Anything2Ship, Inc. will be able to raise any additional funds to meet its financial obligations.

Anything2Ship, Inc. anticipates that its capital resources, as provided through its arrangement with RLI Capital Limited, will permit the Company to maintain its current implemented operations for at least twelve (12) months.

As of February 28, 2002 $185,051 was the outstanding balance on this loan.

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F-10

The loan that is not evidenced by a note calls for interest of 6% per year to be added to the principle balance monthly.
Anything2Ship, Inc. intends to repay the loan out of any fundraising that it may carry out or when the Company achieves sustainable revenue.

       PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

      Section 145 of the Delaware General Corporation Law, as amended, (the "DGCL") permits us to indemnify our officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. The DGCL also permits us to provide indemnification with respect to any criminal act or proceeding, where our officers, directors or employees had no reasonable cause to believe their conduct was unlawful.

      We will not indemnify our directors and officers (a) for any breach of loyalty to us or our stockholders; (b) if a director or officer does not act in good faith; (c) for acts involving intentional misconduct; (d) for acts or omissions falling under Section 174 of the DGCL; or (e) for any transaction for which the director or officer derives an improper benefit. We will indemnify our directors and officers for business related expenses, and may pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses is subject to the approval of a review process with a reviewer to be determined by the Board. The rights of our directors and officers will not exclude any rights to indemnification otherwise available under law or under our Certificate of Incorporation.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered.

        SEC Registration Fee ......................   $   529
        Printing and Engraving Expenses ...........   $ 2,000

                            39
        Legal Fees ................................   $15,000
        Accounting Fees ...........................   $ 5,000
        Transfer Agent Fees........................   $ 2,500
        Miscellaneous Expenses ....................   $ 5,000

        TOTAL ESTIMATED EXPENSES ..................   $30,029

      All such expenses will be borne by us.


            RECENT SALES OF UNREGISTERED SECURITIES

     There have been no recent sales of unregistered securities by the Company.

                        EXHIBITS

         3.1      Certificate of Incorporation

         3.2      By-Laws

        *4.1      Specimen Certificate of Common Stock

        --------------------------
        *To be filed by amendment.


                         UNDERTAKINGS

                  The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement (the "Registration Statement"):

    (i)     To include any prospectus required by Section 10 (a)
            (3) of the Securities Act of 1933 (the "Securities
            Act");

    (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which are not validly issued and outstanding.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on September 25, 2002.


ANYTHING2SHIP, INC.

By: /s/ Magnus Gittens
---------------------------
Magnus Gittens, President


    In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

ANYTHING2SHIP, INC.

By: /s/ Magnus Gittens
---------------------------
Magnus Gittens, President


ANYTHING2SHIP, INC.

By: /s/ Linden Boyne
---------------------------
Linden Boyne, Vice President